EXHIBIT 10.1

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
(“
Agreement
”) is made and entered effective as of ________ ___, 2019 (“
Commencement Date
”), by and between OneQor Technologies, Inc., a Delaware Corporation (the “
Company
”) and Matthew Morgan (the “
Executive
”) and supersedes and replaces any prior employment agreement or employment letter between the Parties.

W I T N E S S E T H:

WHEREAS
, Executive and Company previously entered into that certain Employment Agreement dated as of January 17, 2019 (“
Original Employment Agreement
”);

WHEREAS
, Executive and Company desire to amend and restate the Original Employment Agreement in favor of this Agreement;

WHEREAS
, the Board of Directors of the Company (the “
Board
”) has approved the Company entering into an employment agreement with the Executive;

WHEREAS
, the Executive is now the Chief Executive Officer of the Company and thus the principal executive of the Company;

WHEREAS
, the Company and Executive would like to set forth the terms of Executive’s continued employment;

NOW THEREFORE
, in consideration of the recitals and the mutual agreements herein set forth, the Company and the Executive agree as follows:

ARTICLE 1
EMPLOYMENT AND TERM

1.1
Employment; Place of Performance
. The Company hereby employs Executive and Executive accepts continued employment as Chief Executive Officer of the Company. As its Chief Executive Officer, Executive shall render such services to the Company as are customarily rendered by the Chief Executive Officer of comparable companies and as required by the articles and by-laws of the Company, and such services shall be rendered at the Company’s primary Arizona office at least 50% of the time. Executive accepts such employment and, consistent with fiduciary standards which exist between an employer and an employee, shall perform and discharge the duties commensurate with his position that may be assigned to him from time to time by the Company. The principal place of Executive’s employment shall be the Company’s executive office currently located in Phoenix, Arizona;
provided
,
however
, the Company agrees that Executive may work remotely for extended periods of time during the Term.

1.2
Term and Renewal
. The term of this Agreement shall commence on the Commencement Date and shall continue for a term of three (3) years from the Commencement Date (“
Initial Term
”); provided, however, that commencing on the third (3rd) anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter (each, an “
Extension Date
”), the term of Executive’s employment under this Agreement shall be automatically extended for an additional one (1) year period (each, a “
Renewal Term
”), unless the Company or the Executive provides the other at least ninety (90) days prior written notice before the next Extension Date that the Initial Term or Renewal Term, as applicable, shall not be extended (a “
Non-Renewal Notice
”); or unless otherwise terminated under Article 2 below. The period of time between the Commencement Date and the termination of this Agreement shall be referred to herein as the “
Term
.”

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1.3
Compensation and Benefits
. During the Term of this Agreement, the Executive shall be entitled to the compensation (“
Compensation
”) and benefits (“
Benefits
”) described in Exhibit A attached hereto.

ARTICLE 2
TERMINATION OF EMPLOYMENT AND SEVERANCE BENEFITS

2.1
Termination by the Company for Cause or Termination by the Executive without Good Reason
. If, during the Term, the Executive’s employment is terminated by the Company for Cause, or voluntary termination of employment by the Executive without Good Reason, then the Executive shall only be entitled to any earned but unpaid base salary as well as any other amounts or benefits owing to Executive under the terms of any employee benefit plan of the Company (the “
Accrued Benefits
”). Accrued Benefits shall include any accrued paid time off pursuant to the Company’s policy and practices. The Accrued Benefits shall be payable upon Executive’s termination within the time provided by law.

2.2
Termination by the Company without Cause, for Death or Disability, or by the Executive for Good Reason
.
If, during the Term: (i) the Executive’s employment with the Company is terminated by the Company other than for Cause, (ii) if Executive’s employment with the Company ends due to death or Disability, (iii) Executive resigns for Good Reason, or (iv) the Company provides a Non-Renewal Notice (each of which is considered a “
Qualified Termination
”), then the Executive shall be entitled to the Severance Benefits as described in Section 2.3 herein as well as his Accrued Benefits. For purposes of this Agreement, Executive will be deemed to have a “Disability” if he is unable to perform the essential duties of his position, with or without accommodation, by reason of physical or mental disability or infirmity for a period of six (6) consecutive months. The Company shall comply with the Americans with Disabilities Act and any other applicable federal or state laws in making a determination whether Employee’s condition constitutes a disability.

2.3
Severance Benefits
. In the event of a Qualified Termination, the Company shall pay and provide the Executive with the following “
Severance Benefits
”:

(a) The greater of (i) the remaining base pay compensation during the Initial Term, or (ii) two (2) times the Executive’s then current annual base salary, less any taxes and withholding as may be necessary pursuant to law, to be paid in equal installments in accordance with the Company’s normal payroll practices.

(b) To the extent the Executive and Executive’s dependents elect coverage under the Company’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act (“
COBRA
”), the Company shall pay the COBRA premium payments for a period of up to twelve (12) months after the date of termination, to the extent allowed by and in accordance with applicable laws.

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(c) As a condition to receiving the Severance Benefits contemplated by this Section 2.3, within thirty (30) days after the effective date of such Qualified Termination (i.e., the end of the then-current Term), Executive shall execute and deliver an irrevocable general release (including, but not limited to, all matters relating to employment with the Company) in favor of the Company and its affiliates in such form as the Company shall reasonably request (the effective date of which shall be eight days after Executive delivers the signed release to the Company, provided it has not been revoked). Notwithstanding anything herein to the contrary, in the event such 30-day period falls into two (2) calendar years, the payments contemplated in this Section 2.3 shall not commence until the second calendar year. The Severance Benefits shall terminate immediately upon the Executive violating any of the provisions of Article 4 of this Agreement. The conditions set forth in this paragraph are together referred to as the “
Termination Conditions
”.

2.4
Good Reason
. For purposes of this Agreement, “
Good Reason
” shall mean the occurrence of any of the following, without the Executive’s prior written consent: (i) a material reduction in Executive’s Base Salary, (ii) a relocation of the Executive’s primary place of employment to a location more than fifty (50) miles from Phoenix, Arizona, (iii) any requirement that the Executive report to anyone other than the Board, (iv) termination of Executive’s employment for any reason other than Cause during the 12-month period following the effective date of any "
Change in Control
”, or (v) any material breach of this Agreement. However, none of the foregoing events or conditions will constitute Good Reason unless: (x) the Executive provides the Company with written objection to the event or condition within thirty (30) days following the occurrence thereof, (y) the Company does not reverse or cure the event or condition within thirty (30) days of receiving that written objection, and (z) the Executive resigns his employment within ten (10) days following the expiration of that cure period.

2.5
Cause
. For purposes of this Agreement, “
Cause
” shall be deemed to exist upon any of the following events: (i) the Executive’s conviction of, or plea of nolo contendere, to a felony, (ii) Executive’s failure or refusal to perform his duties and responsibilities (iii) failure of Executive to adhere to directives of the Board or Executive’s immediate supervisor, (iv) Executive’s material misconduct or gross negligence, (v) a material violation of any Company policy, or (vi) any material breach of this Agreement. The Board must provide thirty (30) days written notice of its intent to terminate the Executive’s employment for Cause and if such grounds for Cause are curable, Executive shall have thirty (30) days following the receipt of such written notice to cure such curable event that would otherwise constitute Cause.

2.6
Accelerated Vesting of Equity Awards
. The Executive’s outstanding and unvested stock options will accelerate and become vested in the event of a Qualified Termination and compliance with the Termination Conditions. If the Executive’s employment is terminated for any reason other than Cause, death, or “permanent and total disability”, the Executive may exercise the vested portion of any stock options until the expiration date of such option.

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ARTICLE 3
ADDITIONAL CONSIDERATION

3.1
Change of Control
. As incentive for Executive to actively pursue the best interests of Company's stockholders, in the event of a Change of Control (as that term is defined below), then Executive shall earn a minimum bonus of $500,000, which shall be paid in one lump sum payment within ten business days from the effective date of the Change of Control.

As used in this Agreement, a “
Change of Control
” shall mean the occurrence of any of the following events:

(a)
Ownership
. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company, or any affiliate, parent or subsidiary of the Company, or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions;

(b)
Merger/Sale of Assets
. (1) A merger, reverse merger, or consolidation of the Company or a subsidiary of the Company or an acquisition of assets or an entity by the Company or a subsidiary of the Company whether or not approved by the Board, other than a merger or consolidation or acquisition of assets or an entity which would result in the holders of the voting securities of the Company outstanding immediately prior thereto continuing to hold (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such entity, as the case may be, outstanding immediately after such merger or consolidation; or (2) the sale or disposition by the Company of all or substantially all of the Company’s assets to any person other than a wholly or majority owned direct or indirect subsidiary of Company; or

(c)
Change in Board Composition
. A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “
Incumbent Directors
” shall mean directors who either (1) are directors of the Company as of the date of this Agreement, or (2) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors, or by a committee of the Board made up of at least a majority of the Incumbent Directors, at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).

ARTICLE 4
RESTRICTIVE COVENANTS

4.1
Confidentiality and Nondisclosure
.
Confidentiality and nondisclosure provisions are defined in the Employee Inventions and Confidentiality Agreement, which Executive shall sign contemporaneously with this Agreement. Consistent with that separate agreement, the Executive will not use or disclose to any individual or entity any Proprietary Information (as that term is defined in that separate agreement) except (i) in the performance of Executive’s duties for the Company, (ii) as authorized in writing by the Company, or (iii) as required by subpoena or court order, provided that, prior written notice of such required disclosure is provided to the Company and, provided further that all reasonable efforts to preserve the confidentiality of such information shall be made. The restrictions on the use or disclosure of Proprietary Information shall continue after Executive’s employment terminates for any reason for so long as the information is not generally known to the public.

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4.2
Non-Competition
. During the term of Executive’s employment with Company and for the period ending 12 months after the termination of Executive’s employment with Company, or, in the alternative, in the event any reviewing court finds 12 months to be overbroad or unenforceable, for a period of nine months after the termination of Executive’s employment with Company, or, in the alternative, in the event any reviewing court finds nine months to be overbroad or unenforceable, for a period of six months after the termination of Executive’s employment with Company, or, in the alternative, in the event any reviewing court finds six months to be overbroad or unenforceable, for a period of three months after the termination of Executive’s employment with Company (“
Restricted Period
”), regardless of the reason therefor, Executive shall not (whether directly or indirectly, as owner, principal, agent, stockholder, director, officer, manager, employee, partner, participant, or in any other capacity) engage in or become financially interested in any competitive business conducted within the Restricted Territory (as defined below). As used herein, the term “competitive business” shall mean any business that designs, develops, markets, or supports products and services competitive with the Company; and the term “
Restricted Territory
” shall mean any location within the United States where the Company conducts business.

4.3
Non-Solicitation of Employees and Customers
. During the employment of the Executive under this Agreement and during the Restricted Period, Executive shall not at any time (i) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer or Prospective Customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates. For the purposes of this Agreement, “Prospective Customer” shall mean any individual, corporation, trust or other business entity which has either (a) entered into a nondisclosure agreement with the Company or any Company subsidiary or affiliate or (b) has within the preceding 12 months received a currently pending and not rejected written proposal in reasonable detail from the Company or any of the Company’s subsidiary or affiliate (“
Prospective Customer
”).

4.4
Defend Trade Secrets Act Information
. Executive acknowledges that, notwithstanding the foregoing limitations on the disclosure of trade secrets, Executive may not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a Federal, State or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law, or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, if Executive files a proceeding against the Company in connection with a report of a suspected legal violation, Executive may disclose the trade secret to the attorney representing Executive and use the trade secret in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

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4.5
Non-Disparagement
. The Executive will not at any time during employment with the Company, or after the termination of employment with the Company, directly or indirectly (i) disparage, libel, defame, ridicule or make negative comments regarding, or encourage or induce others to disparage, libel, defame, ridicule or make negative comments regarding, the Company, or any of the Company’s officers, directors, employees or agents, or the Company’s products, services, business plans or methods; or (ii) engage in any conduct or encourage or induce any other person to engage in any conduct that is in any way injurious or potentially injurious to the reputation or interests of the Company or any of the Company’s, officers, directors, employees or agents.

4.6
Survival of Termination Covenants
. Executive’s obligations under this Agreement shall survive Executive’s termination of employment with the Company and the termination of this Agreement.

4.7
Equitable Relief
. Executive hereby acknowledges and agrees that the Company and its goodwill would be irreparably injured by, and that damages at law are an insufficient remedy for, a breach or violation of the provisions of this Agreement, and agrees that the Company, in addition to other remedies available to it for such breach shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining Executive from any actual breach of the provisions hereof, and that the Company’s rights to such equitable relief shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

ARTICLE 5
MISCELLANEOUS

5.1
Entire Agreement
.
This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

5.2
Prior Agreement
. This Agreement supersedes and replaces any prior oral or written employment or severance agreement between the Executive and the Company.

5.3
Subsidiaries
. Where appropriate in this Agreement the term “
Company
” shall also include any direct or indirect subsidiaries of the Company.

5.4
Code Sections 409A and 280G
.

(a) In the event that the payments or benefits set forth in Article 2 of this Agreement constitute “non-qualified deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder (collectively, “409A”), then the following conditions apply to such payments or benefits:

(i) Any termination of Executive’s employment triggering payment of benefits under Article 2 must constitute a “separation from service” under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) before distribution of such benefits can commence. To the extent that the termination of Executive’s employment does not constitute a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h) (as the result of further services that are reasonably anticipated to be provided by Executive to the Company at the time Executive’s employment terminates), any such payments under Article 2 that constitute deferred compensation under Section 409A shall be delayed until after the date of a subsequent event constituting a separation of service under Section 409A(a)(2)(A)(i) of the Code and Treas. Reg. §1.409A-1(h). For purposes of clarification, this Section shall not cause any forfeiture of benefits on Executive’s part, but shall only act as a delay until such time as a “separation from service” occurs.

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(ii) Notwithstanding any other provision with respect to the timing of payments under Article 2 if, at the time of Executive’s termination, Executive is deemed to be a “specified employee” of the Company (within the meaning of Section 409A(a)(2)(B)(i) of the Code), then limited only to the extent necessary to comply with the requirements of Section 409A, any payments to which Executive may become entitled under Article 2 which are subject to Section 409A (and not otherwise exempt from its application) shall be withheld until the first (1st) business day of the seventh (7th) month following the termination of Executive’s employment, at which time Executive shall be paid an aggregate amount equal to the accumulated, but unpaid, payments otherwise due to Executive under the terms of Article 2.

(iii) It is intended that each installment of the payments and benefits provided under Article 2 of this Agreement shall be treated as a separate “payment” for purposes of Section 409A. Neither the Company nor Executive shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(iv) Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted and at all times administered in a manner that avoids the inclusion of compensation in income under Section 409A, or the payment of increased taxes, excise taxes or other penalties under Section 409A. The parties intend this Agreement to be in compliance with Section 409A. Executive acknowledges and agrees that the Company does not guarantee the tax treatment or tax consequences associated with any payment or benefit arising under this Agreement, including but not limited to consequences related to Section 409A.

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(b) If any payment or benefit Executive would receive under this Agreement, when combined with any other payment or benefit Executive receives pursuant to a Change of Control (for purposes of this section, a “
Payment
”) would: (i) constitute a “parachute payment” within the meaning of Section 280G the Code; and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “
Excise Tax
”), then such Payment shall be either: (A) the full amount of such Payment; or (B) such lesser amount (with cash payments being reduced before stock option compensation) as would result in no portion of the Payment being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local employments taxes, income taxes, and the Excise Tax, results in Executive’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

5.5
Severability
.
It is mutually agreed and understood by the parties that should any of the restrictions and covenants contained in Article 4 be determined by any court of competent jurisdiction to be invalid by virtue of being vague, overly broad, unreasonable as to time, territory or otherwise, then the Agreement shall be amended retroactive to the date of its execution to include the terms and conditions which such court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, such court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that such restrictions and covenants are enforceable. In the event any other provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

5.6
Modification
.
No provision of this Agreement may be modified, waived, or discharged unless such modification, waiver, or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company on the Company’s behalf, or by the respective parties’ legal representations and successors.

5.7
Dispute Resolution & Applicable Law
.
The parties agree that any controversy, dispute or claim arising out of or relating to this Agreement or Executive’s employment with the Company shall be resolved by arbitration to be administered by the American Association of Arbitration. To the extent not preempted by the laws of the United States, the terms and provisions of this Agreement are governed by and shall be interpreted in accordance with, the laws of Arizona, without giving effect to any choice of law principles.

5.8
Successors and Assigns
. This Agreement shall inure to the benefit of and be enforceable by the Company’s successors and/or assigns and shall be enforceable by the Executive against the Company’s successors and assigns.

5.9
Headings/References
. The headings in this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

5.10
Indemnification
. As additional consideration for Executive’s agreement to perform the duties outlined herein, Executive shall be indemnified and held harmless by the Company for any and all claims, costs or expenses including legal fees and advancement of expenses, except in the case of willful, reckless or grossly negligent misconduct, for any activity in any suit brought against him or the Company for actions undertaken by Executive on behalf of the Company to the maximum extent provided by law, regardless of whether such indemnification is specifically authorized by statute, the Company’s Articles of Incorporation or Bylaws or any other agreement.

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5.11
Notices
.
Any notice, request, instruction, or other document to be given hereunder shall be in writing and shall be deemed to have been given: (a) on the day of receipt, if sent by electronic mail (provided sender demonstrates evidence of transmission) or overnight courier; (b) upon receipt, if given in person; (c) five days after being deposited in the mail, certified or registered mail, postage prepaid, and in any case addressed as follows:

If to the Company:

11811 N. Tatum Blvd, Ste. 3050
Phoenix, Arizona 85028
Attn: Board of Directors

with copy sent to the attention of the Chairman of the Board of Directors at the same address

If to the Executive:

Matthew Morgan
3256 E Valley Vista Lane
Paradise Valley, Arizona 85253

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

IN WITNESS WHEREOF
, the parties have executed this Agreement on _________ __, 2019.

ONEQOR TECHNOLOGIES, INC.

By:
Larry Martin, Director

EXECUTIVE

Matthew Morgan

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EXHIBIT A
EXECUTIVE’S COMPENSATION AND BENEFITS

1.
Base Salary
: $500,000 (or any increased amount approved by the Board of Directors or the Compensation Committee) paid in accordance with the Company’s standard payroll practices for senior executives (
Base Salary
).

2.
Performance-Based Incentive
: Executive shall be eligible to receive an annual cash bonus (the “
Annual Performance Bonus
”), with the target amount of such Annual Performance Bonus equal to 200% of Executive’s Base Salary (the “
Target Performance Bonus
”) in the year to which the Annual Performance Bonus relates;
provided
that the actual amount of the Annual Performance Bonus may be greater or less than the Target Performance Bonus. The Annual Performance Bonus shall be based on performance and achievement of Company goals and objectives as defined by the Board or Compensation Committee. The amount of the Annual Performance Bonus shall be determined by the Board or Compensation Committee in its sole discretion, and shall be paid to Executive no later than March 15th of the calendar year immediately following the calendar year in which it was earned. Executive must be employed by the Company on the date that the Annual Performance Bonus is paid to Executive in order to be eligible for, and to be deemed as having earned, such Annual Performance Bonus. If, during the Term: (i) the Executive’s employment with the Company is terminated by the Company other than for Cause, or (ii) Executive resigns for Good Reason, then Executive will receive a pro-rated bonus for the time worked based on the percentage worked of the calendar year, which bonus will be paid within thirty (30) days after the date of termination or resignation. The Company shall deduct from the Annual Performance Bonus all amounts required to be deducted or withheld under applicable law or under any employee benefit plan in which Executive participates.

3.
Paid Time Off
: Executive shall be entitled to paid time off pursuant to the terms and conditions of the Company’s policy and practices as applied to the Company’s senior executives.

4.
Health & Welfare Benefits
: Executive shall be eligible to participate in all health and welfare benefits as provided generally to other senior level employees of the surviving entity of the merger. This includes but is not limited to short-term and long-term disability, life insurance and supplemental coverage. The Company shall also reimburse Executive for his premiums for Medicare coverage.

5.
Car Allowance.
Executive shall be paid a car allowance in the amount of $1,000 per month.

6.
Retirement Benefits
: Executive shall be eligible to participate in all retirement benefits provided generally to other employees of the Company

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AMENDMENT TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment to the Amended and Restated Executive Employment Agreement (this “
Amendment
”) is dated as of February 13, 2020 and is entered into by and between OneQor Technologies, Inc. (the “
Company
”) and Matthew Morgan (the “
Executive
”).

WHEREAS
, the Company and the Executive entered into an Amended and Restated Executive Employment Agreement, dated as of October 29, 2019 (the “
Agreement
”);

WHEREAS
, the Company anticipates entering into a corporate transaction (the “
Merger
”) pursuant to the Agreement and Plan of Merger by and among the Company, Terra Tech Corp., and certain other parties dated as of October 30, 2019, as amended (the “
Merger Agreement
”);

WHEREAS
, the parties wish to amend certain terms of the Agreement as set forth herein; and

WHEREAS
, all capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

NOW, THEREFORE
, the parties hereby agree as follows:

1. Section 1.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1.2
Term and Renewal.
The term of this Agreement shall commence on the Commencement Date and shall continue for a term of one (1) year from the Commencement Date. For the avoidance of doubt, a termination due to expiration of the Term shall not be deemed a Qualified Termination (as defined below). The period of time between the Commencement Date and the termination of this Agreement shall be referred to herein as the "Term."”

2. Section 2.2 of the Agreement is hereby amended by deleting the first sentence therein and replacing it with the following:

“If, during the Term: (i) the Executive's employment with the Company is terminated by the Company other than for Cause, (ii) if Executive's employment with the Company ends due to death or Disability, or (iii) Executive resigns for Good Reason, (each of which is considered a
"Qualified Termination"),
then the Executive shall be entitled to the Severance Benefits as described in Section 2.3 herein as well as his Accrued Benefits.”

3. Section 2.3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) One (1) times the Executive's then current annual base salary, less any taxes and withholding as may be necessary pursuant to law, to be paid in equal installments in accordance with the Company's normal payroll practices.”

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4. Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:

“2.4
Good Reason
. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following, without the Executive's prior written consent: (i) a material reduction in Executive's Base Salary or (ii) a relocation of the Executive's primary place of employment to a location more than fifty (50) miles from Phoenix, Arizona. However, none of the foregoing events or conditions will constitute Good Reason unless: (x) the Executive provides the Company with written objection to the event or condition within thirty (30) days following the occurrence thereof, (y) the Company does not reverse or cure the event or condition within thirty (30) days of receiving that written objection, and (z) the Executive resigns his employment within ten (10) days following the expiration of that cure period.”

5. Article 3 of the Agreement is deleted in its entirety and replaced with the following: “[
Reserved
].”

6. Executive hereby unconditionally and irrevocably waives, releases and forever discharges the Company and its affiliates from any and all liabilities of any kind or nature whatsoever related to Article 3 of the Agreement. Executive acknowledges and agrees that no payments are or shall become payable under Article 3 of the Agreement.

7. Section 1 of Exhibit A to the Agreement is hereby amended to set the “Base Salary” to $300,000 by deleting the reference to “$500,000” and replacing it with “$300,000”.

8. Section 2 of Exhibit A to the Agreement is hereby amended to set the “Target Performance Bonus” to 100% by deleting the reference to “200%” and replacing it with “100%”.

9. Section 5 of Exhibit A to the Agreement is hereby amended to set the car allowance to $500 by deleting the reference to “$1,000” and replacing it with “$500”.

10. Executive hereby acknowledges that this Amendment and all actions hereunder, including, without limitation, the changes in compensation, reduction in the Term, and other changes herein, shall not serve as a basis for “Good Reason” nor constitute a “Non-Renewal Notice” under the Agreement.

11. This Amendment is binding on the parties on the date it is executed by the parties. The terms of this Amendment shall become effective immediately prior to the closing of the Merger; provided, however, if the Merger is not consummated, then this Amendment shall become null and void without the terms having become effective.

12. Except as specifically modified herein, any of the other terms of the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF
, the parties hereto have executed this Amendment as of the date first written above.

ONEQOR TECHNOLOGIES, INC.

By:	/s/ John King
Name:	John King
Title:	Chief Financial Officer

EXECUTIVE

/s/ Matthew Morgan
Matthew Morgan

[Signature Page to Amendment]

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